Exhibit 4.10

TRUST DECLARATION

THIS DECLARATION made as of the 1st day of October, 2020.

WHEREAS the undersigned is the registered owner of 260,000 ordinary shares (the “Trust Shares”) in the capital stock of B.Y.B.Y. Investments and Promotions Ltd. (the “Corporation”);

AND WHEREAS the Trust Shares represent 26% of the issued and outstanding shares of the Corporation.

NOW THEREFORE THIS DEED WITNESSETH THAT:

1. I, Dalya Bzizinsky, hereby declare and acknowledge that I hold title to the Trust Shares as bare trustee for and solely on behalf of BYND - Beyond Solutions Ltd. (the “Beneficiary”) and I otherwise have no legal or beneficial interest in the Trust Shares.

2. I agree to hold the Trust Shares for and on behalf of the Beneficiary and to deal therewith only as directed by the Beneficiary.

3. I will do no act or thing, or institute any action or proceeding of any nature respecting the Trust Shares. The only act which I am obliged to perform is to transfer the Trust Shares as directed by the Beneficiary.

4. All benefits and burdens arising from the Trust Shares, including but not limited to dividends, including stock dividends and other distributions, whether of capital or income, that may from time to time be payable on the Trust Shares belong legally and beneficially to the Beneficiary and this Declaration shall act as a direction to the Corporation to make all such payments to the Beneficiary.

5. This Declaration shall be binding upon and enure to the benefit of my heirs, estate trustees, successors and assigns and the heirs, estate trustees, successors and assigns of Beneficiary.

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IN WITNESS WHEREOF I have hereto set my hand and seal as of the date first above written.

IN THE PRESENCE OF:	)
)
)
)
	)	“Dalia Brzezinski”
Witness	)	Dalia Brzezinski
)

The Corporation hereby acknowledges the direction contained herein.

B.Y.B.Y. INVESTMENTS AND PROMOTIONS LTD.

Per:	“Yftah Ben Yaackov”
Yftah Ben Yaackov, ASO

The undersigned beneficial owner, having read the foregoing hereby acknowledges and agrees with the terms hereof.

BYND – BEYOND SOLUTIONS LTD.

Per:	“Moti Maram”
Moti Maram, President

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